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                 EXHIBIT 11  Computation of Per Share Earnings

                                                        YEAR ENDED DECEMBER 31
                                                        -----------------------
                                                         1996     1995    1994
                                                        ------   ------  ------
                                                         (in thousands, except
                                                             per share data)
Primary
Average shares outstanding                               5,931    5,432   5,626
Net effect of dilutive stock options - based on the
treasury method using average market price                   -    1,270       -
                                                        ------   ------  ------
Total                                                    5,931    6,702   5,626
                                                       -------   ------  ------
                                                       -------   ------  ------
Net income (loss)                                      $(2,468)  $  561  $  (90)
                                                       -------   ------  ------
                                                       -------   ------  ------
Per share amount                                       $ (0.42)  $ 0.08  $(0.02)
                                                       -------   ------  ------
                                                       -------   ------  ------
Fully diluted
Average shares outstanding                               5,931    5,432   5,626
Net effect of dilutive stock options - based on the
treasury stock method using the year-end market
price, if higher than average market price                   -    1,290       -
                                                       -------   ------  ------
Total                                                    5,931    6,722   5,626
                                                       -------   ------  ------
                                                       -------   ------  ------
Net income (loss)                                      $(2,468)  $  561  $  (90)
                                                       -------   ------  ------
                                                       -------   ------  ------
Per share amount                                       $ (0.42)  $(0.08) $(0.02)
                                                       -------   ------  ------
                                                       -------   ------  ------